Exhibit 99.1

PRESS RELEASE

VCG Holding Corp. Appoints New

Chief Financial Officer

DENVER (PRIME NEWSWIRE) June 11, 2008 – VCG Holding Corp. (NASDAQ: VCGH), a growing and leading consolidator and operator of adult nightclubs, today announced the appointment of Courtney Cowgill as Chief Financial & Accounting Officer, Secretary & Treasurer. She will join the Company on June 19, 2008 and will report to VCG’s Chairman & CEO, Troy Lowrie.

Ms. Cowgill has served as CFO & Treasurer of Oceanic Exploration Company (OTC BB:OCEX) since May, 2003. She has more than 26 years of accounting experience, including 3 years of experience as an auditor with the former Arthur Young & Co. She has served in CFO, Controller and Internal Audit Manager positions for the last 20 years. She served as the Executive Director of Program Management for Telecommunications, Inc. /AT&T Broadband from 1996 to 2000, and was employed by the University of Colorado in Boulder as an Adjunct Faculty Member from 2001 to 2004.

Ms. Cowgill holds a B.S. in Accounting from Metropolitan State College in Denver and an M.S. in Telecommunications from the University of Colorado at Boulder. Ms. Cowgill is also one of approximately twenty accountants in Colorado with four professional certifications: Certified Public Accountant (CPA), Certified Internal Auditor (CIA), Certified Management Accountant (CMA), and Certified Fraud Examiner (CFE).

Ms. Cowgill has been very active in leadership positions in the Denver community throughout her career. She is currently serving on the Board of Directors of the Denver Chapter of Financial Executives International, as Treasurer of the Metropolitan State College of Denver Foundation, and on the Board of Directors of the Denver Southeast Rotary Club. She served on the Colorado Lottery Commission from 1995 to 1999 and served as its Chair from 1997 – 1998. She is a Past National President of the American Society of Women Accountants.

Troy Lowrie stated, “Courtney brings a broad base of financial and management expertise to our Management Team, as well as a solid and respected reputation among the financial community and the regulatory authorities. We are extremely pleased to welcome her and are confident that she will help VCG continue its aggressive growth strategy through acquisitions with accurate financial reporting and strong internal controls.”

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator, and consolidator of adult nightclubs throughout the United States. The Company currently owns 19 adult nightclubs and one upscale dance lounge. The night clubs are located in Indianapolis, IN, St. Louis, MO, Denver and Colorado Springs, CO, Ft. Worth and Dallas, TX, Raleigh, NC, Minneapolis, MN, Louisville, KY, Portland, ME, and Miami, FL.

Forward-Looking Statements:

Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such

390 Union Blvd. | Suite 540 | Lakewood, CO 80228 | ph: 303.934.2424 | fx: 303.922.0746 | 1.800.627.8243 |

www.vcgh.com

forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2007. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

Contact:
Troy H. Lowrie, CEO		Stanley Berger, Investor Relations
Don Prosser, Interim CFO
VCG Holding Corp.		SM Berger & Co.
390 Union Blvd, Suite 540		3201 Enterprise Parkway
Lakewood, Colorado 80228		Cleveland, Ohio 44124
Telephone	303.934.2424	Telephone	216.464.6400
Facsimile	303.922.0746	Facsimile	216.464.4126
Email:	tlowrie@vcgh.com	Email:	stan@smberger.com
dprosser@vcgh.com